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                                                                    EXHIBIT 23.2

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in Registration Statement Nos. 333-26517, 333-34652 and 333-51133 on Form S-3, No. 333-46407 on Form S-4 and
Nos. 333-14863, 333-61723, 333-49091, 333-49922, 333-61724 and 333-59084 on Form
S-8 of Loral Space & Communications Ltd. (a Bermuda company) of our report with respect to the consolidated financial statements of Globalstar, L.P. for the years ended December 31, 2000, 1999 and 1998 appearing in the Annual Report on Form 10-K/A of Loral Space & Communications Ltd. for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP
San Jose, California
September 10, 2001